EXHIBIT 10.3

FORM OF

SECOND AMENDMENT TO PROMISSORY NOTE

THIS SECOND AMENDMENT TO THE PROMISSORY NOTE dated June 2, 2008 (this "Amendment"), is made as of May 31, 2011 (the "Amendment Effective Date") between Teletouch Communications, Inc., a Delaware corporation, as borrower ("Teletouch" or "Maker") and _______________ (hereinafter referred to as the "Payee").

RECITALS
WHEREAS, Maker is indebted to Payee as evidenced by that certain Promissory Note dated June 2, 2008, in the original principal amount of $___________ (the "Original Promissory Note"); and

WHEREAS, the Original Promissory Note was amended by that certain First Amendment to Promissory Note dated as of November 1, 2009 between Maker and Payee (the Original Promissory Note as amended by such First Amendment to Promissory Note is hereinafter referred to collectively as the "Promissory Note"); and

WHEREAS, Maker and Payee now desire to amend the Promissory Note in certain further respects as set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

(A)         Defined Terms; Conflict.  Any capitalized term used but not defined in this Amendment shall have the meaning ascribed to such term in the Promissory Note. If there should be a conflict between the provisions of the Promissory Note and this Amendment, this Amendment shall control. The recitals to this Amendment are hereby incorporated into the terms of this Amendment, and the parties hereto agree that the statements in such recitals are true and correct.

(B)         Amendments.  The following amendments are made to the Promissory Note:
1.           Subparagraphs (a), (a.1) and (b) of the initial paragraph of the Promissory Note are deleted and replaced with the following:

(a)           forty-one (41) equal monthly principal payment installments (the "Installment Payments") in the amount of $___________, plus the computed interest amount on the unpaid principal amount of the indebtedness evidenced hereby for each monthly period, shall be paid by Maker to Payee, on or before the tenth (10th) day of each calendar month for seventeen (17) months commencing July 2008 and continuing through November 2009, and then for twenty-four (24) months beginning January 2010 and continuing through December 2011; and

(b)           a one-time principal payment of $__________________, plus the computed interest amount on the unpaid principal amount of the indebtedness evidenced hereby, on or before the tenth (10th) day of December 2009; and

(c)           a final single principal payment (the "Final Payment") of   $________________, together with any interest accrued thereon, shall be paid by the Maker to Payee on or before the tenth (10th) day of January 2012.

2.           The following sentence is added at the end of the fifth (5th) paragraph (not counting subparagraphs of the initial paragraph) of the Promissory Note:

Further, if Maker prevails in the binding arbitration with AT&T (the “Arbitration”) currently scheduled to commence on JuJuly 22, 2011, such Arbitration subject to further extensions, changes or duration, or settles the dispute which is the subject of such Arbitration (“Litigation Success”), and if the result of such Litigation Success includes a net cash payment from AT&T (the “Award”) that is materially greater than the outstanding principal balance of this Note, then Maker shall pay the entire outstanding principal balance of this Note and all accrued but unpaid interest hereon no later than thirty (30) calendar days after Maker receives payment of such Award.

(C)         Counterparts.  This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.
IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered as of the day and year first written above.

TELETOUCH COMMUNICATIONS, INC., as Maker

By:
Thomas A. Hyde, Jr. President and Chief Operating Officer

, as Payee